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Exhibit 99.2

Consumables Solutions Business
Combined statement of income
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2008	2007

Revenue	$144,092	$127,952

Costs, expenses and other
Cost of sales	121,145	104,742
Selling, general and administrative expenses	5,071	4,966
Other (income)/expense	(128)	36
Interest and other financial charges	170	96

	126,258	109,840

Income before taxes	17,834	18,112
Income taxes	6,422	6,596

Net Income	$11,412	$11,516

The Notes to the Combined Financial Statements are an integral part of this statement.

Consumables Solutions Business
Combined balance sheet
(dollars in thousands)
(unaudited)

	March 31, 2008	December 31, 2007

Assets
Current assets
Cash and cash equivalents	$35,056	$30,355
Accounts, notes and other receivables—net	64,537	51,761
Due from Honeywell	2,808	3,332
Inventories—net	332,273	322,751
Deferred income taxes	14,184	14,207
Note due from Honeywell	1,034	1,021
Other current assets	2,265	1,589

Total current assets	452,157	425,016
Property, plant, equipment and internal use software-net	1,636	1,762
Goodwill	288,886	288,886
Other assets	1,902	2,144

Total assets	$744,581	$717,808

Liabilities
Current Liabilities
Accounts payable	$78,896	$69,240
Due to Honeywell	420	666
Note due to Honeywell	13,021	13,773
Accrued liabilities	6,790	11,292

Total current liabilities	99,127	94,971
Deferred income taxes	5,626	5,479
Other liabilities	58	58
Contingencies
Equity
Invested equity	642,377	621,058
Accumulated other comprehensive (loss)	(2,607)	(3,758)

Total equity	639,770	617,300

Total liabilities and equity	$744,581	$717,808

The Notes to the Combined Financial Statements are an integral part of this statement.

Consumables Solutions Business
Combined statement of cash flows
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2008	2007

Cash flows from operating activities:
Net Income	$11,412	$11,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	149	326
Loss on disposal of property, plant, equipment and internal use software	—	6
Deferred income taxes	170	814
Other	(13)	—
Changes in assets and liabilities:
Accounts, notes and other receivables	(12,776)	(4,176)
Due from Honeywell	524	(161)
Inventories	(9,522)	(8,761)
Accounts payables	9,656	14,719
Due to Honeywell	(246)	(313)
Accrued liabilities	(4,502)	445
Other assets and liabilities	717	115

Net cash provided by (used for) operating activities	(4,431)	14,530

Cash flows from investing activities:
Expenditures for property, plant, equipment and internal use software	(23)	(12)

Net cash (used for) investing activities	(23)	(12)

Cash flow from financing activities:
Net increase/(decrease) in invested equity	9,907	(10,123)
Net increase/(decrease) in note due to Honeywell	(752)	1,381

Net cash provided by (used for) financing activities	9,155	(8,742)

Net increase in cash and cash equivalents	4,701	5,776
Cash and cash equivalents at beginning of period	30,355	14,288

Cash and cash equivalents at the end of the period	$35,056	$20,064

The Notes to the Combined Financial Statements are an integral part of this statement.

Consumables Solutions Business
Combined statement of equity
(dollars in thousands)
(unaudited)

	Invested equity	Accumulated other comprehensive income (loss)	Total equity

Balance at December 31, 2006	$617,082	$(3,750)	$613,332
Net income	11,516		11,516
Change in fair value of effective cash flow hedges		(1)	(1)

Comprehensive income			11,515
Change in invested equity	(10,123)		(10,123)

Balance at March 31, 2007	$618,475	$(3,751)	$614,724

Balance at December 31, 2007	$621,058	$(3,758)	$617,300
Net income	11,412		11,412
Change in fair value of effective cash flow hedges		1,151	1,151

Comprehensive income			12,563
Change in invested equity	9,907		9,907

Balance at March 31, 2008	$642,377	$(2,607)	$639,770

The Notes to the Combined Financial Statements are an integral part of this statement.

Consumables Solutions Business
Notes to combined financial statements
(dollars in thousands, except as otherwise noted)
(unaudited)

1.     Organization and operations

The Consumables Solutions Business (the "Business") consists of operating units of Honeywell International Inc. ("Honeywell") in the United States and Honeywell UK Limited, a direct wholly owned subsidiary of Honeywell, as well as wholly owned indirect subsidiaries of Honeywell in France and Germany. The Business distributes consumable parts and supplies to aircraft manufacturers, airlines and aircraft repair and overhaul facilities.

The Business was not a separate stand-alone entity from Honeywell during the periods presented. The accompanying financial statements have been derived from Honeywell's accounting records using the historical basis of the Business' assets and liabilities. Additionally, Honeywell performs certain services, such as legal, accounting and infrastructure, on behalf of the Business. The cost of these services has been allocated to the Business on a basis that the Business and Honeywell consider a reasonable reflection of the benefits received by the Business. However the financial position information presented in these financial statements may not reflect the combined position, operating results and cash flows of the Business had the Business been a separate stand-alone entity during the periods presented.

In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Business at March 31, 2008 and the results of operations for the three months ended March 31, 2008 and 2007 and cash flows for the three months ended March 31, 2008 and 2007. The results of operations for the three month period ended March 31, 2008 should not necessarily be taken as indicative of the results of operations that may be expected for the entire year.

The Business reports quarterly financial information using a calendar convention; that is, the first, second and third quarters are consistently reported as ending on March 31, June 30 and September 30, respectively. The Business' practice has been to establish actual quarterly closing dates using a predetermined "fiscal" calendar, which requires the closing of the books on a Saturday in order to minimize the potentially disruptive effects of quarterly closing on business processes. The effects of this practice are generally not significant to reported results for any quarter and only exist within a reporting year. In the event that differences in actual closing dates are material to year-over-year comparisons of quarterly year-to-date results, the Business will provide appropriate disclosures. The actual closing dates for the three month periods ended March 31, 2008 and 2007 were March 29, 2008 and March 31, 2007, respectively.

The financial information as of March 31, 2008 should be read in conjunction with the financial statements for the year ended December 31, 2007.

2.     Related party transactions with Honeywell

The Business, in the ordinary course of operations, sells products to Honeywell at prices agreed to between the parties. Additionally, the Business receives from Honeywell interest on the note due from Honeywell. Certain costs incurred by Honeywell on behalf of the Business have been charged or allocated to the Business. Additionally, the Business pays Honeywell interest on the note due to Honeywell. The following tables summarize the related party transactions:

	Three months ended March 31,
	2008	2007

Revenue on sales to Honeywell	$17,886	$16,408
Interest income	13	—

	$17,899	$16,408

Legal, accounting, and infrastructure costs	$3,022	$3,274
Insurance	408	387
Interest expense, before capitalized interest	171	100
Rent	328	255
Stock based compensation	61	63
Pension and other postretirement cost	253	245

	$4,243	$4,324

Unpaid interest income and expense have been added to the note due from Honeywell and the note to Honeywell, respectively. All other unpaid amounts due from Honeywell and due to Honeywell for the above are reflected on the Combined Balance Sheet in current assets and current liabilities, respectively. The change in invested equity represents the effect of the allocations and cash transfers between the Business and Honeywell.

3.     Other (income) expense

	Three months ended March 31,
	2008	2007

Interest income	$(188)	$(150)
Foreign exchange	46	185
Other	14	1

	$(128)	$36

4.     Interest and other financial charges

	Three months ended March 31,
	2008	2007

Total interest and other financial charges	$171	$100
Less: capitalized interest	(1)	(4)

	$170	$96

5.     Inventories

Inventories, consisting entirely of finished products ready for sale, are valued at the lower of cost or market using the specific identification method. Inventory cost includes the cost of the purchasing function, in-bound freight and receiving/inspection. Provision for Inactive, Obsolete and Surplus items has been made based on the projected demand for the inventory.

6.     Commitments and contingencies

In the normal course of operations the Business issues product warranties. The estimated cost of product warranties is accrued based on contract terms and historical experience at the time of sale. Adjustments to initial obligations for warranties are made as changes in the obligations become reasonably estimable.

7.     Subsequent event

On June 9, 2008 B/E Aerospace ("B/E") and Honeywell entered into a stock and asset purchase agreement in which B/E agreed to purchase the Business for $1.05 billion in cash and B/E stock.

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  Exhibit 99.2
Consumables Solutions Business Combined statement of income (dollars in thousands) (unaudited)
Consumables Solutions Business Combined balance sheet (dollars in thousands) (unaudited)
Consumables Solutions Business Combined statement of cash flows (dollars in thousands) (unaudited)
Consumables Solutions Business Combined statement of equity (dollars in thousands) (unaudited)
Consumables Solutions Business Notes to combined financial statements (dollars in thousands, except as otherwise noted) (unaudited)